UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2019

CARDINAL ETHANOL, LLC
(Exact name of small business issuer as specified in its charter)

Indiana	000-53036	20-2327916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1554 N. County Road 600 E, Union City, IN	47390
(Address of principal executive offices)	(Zip Code)

(765)-964-3137
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On November 26, 2019, Cardinal Ethanol, LLC (the "Company") sent Air Products and Chemicals, Inc. ("Air Products") advance written notice of termination of the Carbon Dioxide Purchase and Sale Agreement dated March 8, 2010, as amended, and the Non-Exclusive CO2 Facility Site Lease Agreement dated August 11, 2010 (collectively the "Agreements").  The termination of the Agreements will be effective on June 1, 2020.

The Agreements were originally executed with EPCO Carbon Dioxide Products, Inc. ("EPCO") but were later assigned by EPCO to Air Products. Under the Agreements, Air Products purchases a portion of the carbon dioxide gas produced at the plant and leases a portion of the Company's property, on which Air Products is operating a carbon dioxide liquefaction plant. Under the agreement, Air Products is obligated to pay for a minimum of 98,700 tons carbon dioxide gas each year or approximately $493,500 annually. The terms of the Agreements were set to expire on June 1, 2020 with an automatic five year renewal thereafter unless terminated by either party by providing at least six months written notice prior to the expiration of the term.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL ETHANOL, LLC

Date: November 27, 2019	/s/ Jeffrey Painter
Jeffrey Painter, President and Chief Executive Officer
(Principal Executive Officer)